Filed pursuant to Rule 424 (b) (3)

Registration No. 333-125682

4,600,000 Shares

of

Chesapeake Energy Corporation

5.00% Cumulative Convertible Preferred Stock (Series 2005)

(Liquidation Preference $100 per share)

and

Common Stock,

(Par Value $.01 per share)

PROSPECTUS SUPPLEMENT NO. 2

DATED SEPTEMBER 28, 2005

TO PROSPECTUS DATED JUNE 27, 2005

The selling securityholders table on pages 36 through 38 of the prospectus is amended by this supplement no. 2 to read as follows.

NAME	Number of Shares of Preferred Stock Beneficially Owned Prior to the Offering	Number of Shares of Preferred Stock Being Offered Hereby	Number of Shares of Preferred Stock to be Owned After Completion of the Offering	Number of Shares of Common Stock Beneficially Owned Prior to the Offering *	Number of Shares of Common Stock Being Offered Hereby *	Number of Shares of Common Stock to be Owned After Completion of the Offering
1976 Distribution Trust f/b/o A. R. Lauder/Zinterhoser	50	50	0	194	194	0
2000 Revocable Trust f/b/o Lauder/Zinterhoser	48	48	0	186	186	0
Advent Convertible Master Cayman	96,858	96,858	0	375,916	375,916	0
Alcon Laboratories	3,184	3,184	0	12,357	12,357	0
Allstate Insurance Company	38,500	38,500	0	149,422	149,422	0
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.	34,370	34,370	0	133,393	133,393	0
Argent Classic Convertible Arbitrage Fund II, L.P.	1,050	1,050	0	4,075	4,075	0
Argent Classic Convertible Arbitrage Fund, L.P.	50,000	50,000	0	194,055	194,055	0
Argent LowLev Convertible Arbitrage Fund II, LLC	1,250	1,250	0	4,851	4,851	0
Argent LowLev Convertible Arbitrage Fund LLC	8,750	8,750	0	33,960	33,960	0
Arlington County Employees Retirement Systems	5,137	5,137	0	19,937	19,937	0
Asante Health Systems	557	557	0	2,162	2,162	0

Bancroft Convertible Fund, Inc.	30,000	30,000	0	116,433	116,433	0
Bill & Melinda Gates Foundation	7,500	7,500	0	29,108	29,108	0
BP Amoco PLC Master Trust	8,480	8,480	0	32,912	32,912	0
British Virgin Islands Social Security Board	950	950	0	3,687	3,687	0
Calamos Convertible and High Income Fund	102,700	102,700	0	398,589	398,589	0
Calamos Convertible Opportunities and Income Fund	91,100	91,100	0	353,568	353,568	0
Calamos Growth & Income Fund - Calamos Investment Trust	200,000	200,000	0	776,220	776,220	0
Calamos Growth & Income Portfolio - Calamos Advisors Trust	500	500	0	1,941	1,941	0
Calamos High Yield Fund - Calamos Investment Trust	20,000	20,000	0	77,622	77,622	0
Calamos Strategic Total Return Fund	210,700	210,700	0	817,748	817,748	0
CBI Pension Plan	300	300	0	1,164	1,164	0
Chrysler Corporation Master Retirement Trust (1)	21,000	21,000	0	447,842	81,503	366,339
City and County of San Francisco Retirement System	11,415	11,415	0	44,303	44,303	0
City University of New York	1,067	1,067	0	4,141	4,141	0
Daimler Chrysler Corp Emp #1 Pension Plan, dtd 4/1/89	47,200	47,200	0	183,188	183,188	0
DBAG London (1)	215,205	215,205	0	885,679	835,232	50,447
Delaware Dividend Income Fund, a series of Delaware Group Equity Funds V (1)	35,000	35,000	0	170,458	135,839	34,619
Delaware Employees Retirement System	9,309	9,309	0	36,129	36,129	0
Delta Air Lines Master Trust – CV (1)	3,000	3,000	0	83,710	11,643	72,067
Delta Pilots Disability & Survivorship Trust–CV (1)	1,700	1,700	0	42,631	6,598	36,033
Deutsche Bank Securities (1)	2,500	2,500	0	2,667,266	9,703	2,657,563
Dreyfus Premier High Income Fund	10,000	10,000	0	38,811	38,811	0
Ellsworth Convertible Growth and Income Fund, Inc.	30,000	30,000	0	116,433	116,433	0
Evangelical Lutheran Church in America Board of Pensions	7,500	7,500	0	29,108	29,108	0
F.M. Kirby Foundation, Inc. (1)	3,300	3,300	0	66,858	12,808	54,050
Fairfax County Employees Retirement System	1,500	1,500	0	5,822	5,822	0
Fidelity Financial Trust: Fidelity Convertible Securities Fund	85,000	85,000	0	329,894	329,894	0
FIST Convertible Securities Fund	120,000	120,000	0	465,732	465,732	0
FPL Group Employee Pension Fund	7,000	7,000	0	27,168	27,168	0
Franklin and Marshall College	2,700	2,700	0	10,479	10,479	0
Franklin Income Fund	1,800,000	1,800,000	0	6,985,980	6,985,980	0
FTIF Franklin Income Fund	80,000	80,000	0	310,488	310,488	0
FTVIP Franklin Income Securities Fund	250,000	250,000	0	970,275	970,275	0
General Motors Broad Mandate	6,300	6,300	0	24,451	24,451	0
General Motors Investment Corp	50,000	50,000	0	194,055	194,055	0
GMAM Investment Funds Trust	20,000	20,000	0	77,622	77,622	0
Grady Hospital Foundation	1,003	1,003	0	3,893	3,893	0
Harbor High-Yield Bond Fund	2,000	2,000	0	7,762	7,762	0
HFR Opportunity Master Trust	8,489	8,489	0	32,947	32,947	0
Honeywell International Inc. Master Retirement Trust	10,000	10,000	0	38,811	38,811	0
Hotel Union & Hotel Industry of Hawaii Pension Plan Master Trust	1,308	1,308	0	5,076	5,076	0
Houston Police Officers Pension System	2,500	2,500	0	9,703	9,703	0
Independence Blue Cross	2,766	2,766	0	10,735	10,735	0
Institutional Benchmark Management Fund c/o Quattro Fund	1,500	1,500	0	5,822	5,822	0
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust (1)	2,300	2,300	0	50,965	8,927	42,039

International Truck & Engine Corporation Retiree Health Benefit Trust (1)	900	900	0	21,510	3,493	18,017
International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust (1)	4,700	4,700	0	48,269	18,241	30,028
Janus High Yield	10,600	10,600	0	41,140	41,140	0
Janus World High Yield Fund	19,600	19,600	0	76,070	76,070	0
Jefferies & Company	11,800	11,800	0	45,797	45,797	0
Lydian Overseas Partners Master Fund LP (1)	125,000	125,000	0	2,466,969	485,138	1,981,832
Lyxor Convertible Arbitrage Fund	6,458	6,458	0	25,064	25,064	0
Merrill-Lunch Insurance Group	2,456	2,456	0	9,532	9,532	0
Microsoft Corporation (1)	7,600	7,600	0	71,535	29,496	42,039
Municipal Employees	1,107	1,107	0	4,296	4,296	0
Nations Convertible Securities Fund (1)	100,000	100,000	0	988,665	388,110	600,555
New Orleans Firefighters Pension/Relief Fund	629	629	0	2,441	2,441	0
New York City Employees' Retirement System	10,000	10,000	0	38,811	38,811	0
New York City Police Pension Fund	5,000	5,000	0	19,406	19,406	0
Occidental Petroleum Corporation	2,321	2,321	0	9,008	9,008	0
OCM Global Convertible Securities Fund (1)	3,000	3,000	0	17,649	11,643	6,006
OCM Convertible Trust (1)	4,900	4,900	0	127,117	19,017	108,100
Ohio Bureau of Workers Compensation	663	663	0	2,573	2,573	0
Oppenheimer Convertible Securities Fund	30,000	30,000	0	116,433	116,433	0
Partner Reinsurance Company Ltd. (1)	8,400	8,400	0	80,646	32,601	48,044
Partners Group c/o Quattro Fund	4,500	4,500	0	17,465	17,465	0
Pension Reserves Investment Trust	10,000	10,000	0	38,811	38,811	0
Policeman and Fireman Retirement System of the City of Detroit	1,990	1,990	0	7,723	7,723	0
Praxair, Inc.	1,700	1,700	0	6,598	6,598	0
Privilege Portfolio SICAV	50,000	50,000	0	194,055	194,055	0
Producers-Writers Guild of America Pension Plan	2,500	2,500	0	9,703	9,703	0
Pro-Mutual	6,734	6,734	0	26,135	26,135	0
Putnam Convertible Income-Growth Trust	51,535	51,535	0	200,012	200,012	0
Putnam High Income Bond Fund	8,865	8,865	0	34,406	34,406	0
Quattro Fund Ltd	22,500	22,500	0	87,325	87,325	0
Quattro Multi Strategy Masterfund LP	1,500	1,500	0	5,822	5,822	0
Qwest Occupational Health Trust (1)	3,000	3,000	0	23,654	11,643	12,011
Qwest Pension Trust	13,900	13,900	0	53,947	53,947	0
Ramius Capital Group	5,000	5,000	0	19,406	19,406	0
Ramius Master Fund, Ltd	8,000	8,000	0	31,049	31,049	0
Rampart Enhanced Convertible Investors, LLC	7,600	7,600	0	29,496	29,496	0
RCG Latitude Master Fund, Ltd. (1)	12,000	12,000	0	411,111	46,573	364,538
Reform Pension Board	1,500	1,500	0	5,822	5,822	0
Retirement Income Plan for Employees of Armstrong World Industries, Inc.	1,500	1,500	0	5,822	5,822	0
Retirement Program Plan for Employees of the US Enrichment Corp	1,000	1,000	0	3,881	3,881	0
Rockwell Automation Master Trust	1,500	1,500	0	5,822	5,822	0
Smith Barney Convertible Fund	10,000	10,000	0	38,811	38,811	0
State Employees' Retirement Fund of the State of Delaware (1)	5,000	5,000	0	109,489	19,406	90,083
Sphinx Convertible Arb Fund SPC c/o SSI Investment Mgt.	7,061	7,061	0	27,404	27,404	0
Teachers' Retirement System for the City of New York	10,000	10,000	0	38,811	38,811	0
The Children's Memorial Medical Center	2,500	2,500	0	9,703	9,703	0
The City of Southfield Fire & Police Retirement System	325	325	0	1,261	1,261	0
The Estate of James Campbell CH	819	819	0	3,179	3,179	0

The Estate of James Campbell EST2	6,584	6,584	0	25,553	25,533	0
The Grable Foundation	636	636	0	2,468	2,468	0
The Northwestern Mutual Life Insurance Company (1)	175,000	175,000	0	1,161,435	679,193	482,243
The St. Paul Travelers Companies, Inc. - Commercial Lines (1)	7,600	7,600	0	119,580	29,496	90,083
The TJX Companies Inc. Retirement Plan Trust	500	500	0	1,941	1,941	0
Trust Mark Insurance	1,283	1,283	0	4,979	4,979	0
University of Southern California	1,500	1,500	0	5,822	5,822	0
UnumProvident Corporation (1)	1,600	1,600	0	48,249	6,210	42,039
Vanguard Convertible Securities Fund, Inc. (1)	27,500	27,500	0	692,271	106,730	585,541
Viacom Inc. Pension Plan Master Trust	423	423	0	1,642	1,642	0
Vicis Capital Master Fund	40,000	40,000	0	155,244	155,244	0
Virginia Retirement System	27,690	27,690	0	107,468	107,468	0
Wachovia Securities International Ltd.	60,000	60,000	0	232,866	232,866	0
Waterstone Market Neutral MAC51, Ltd.	13,870	13,870	0	53,831	53,831	0
Waterstone Market Neutral Master Fund, Ltd.	136,130	136,130	0	528,334	528,334	0
Wyeth Retirement Plan U.S. Master Trust	1,500	1,500	0	5,822	5,822	0
Xavex Convertible Arbitrage 10 Fund	2,890	2,890	0	11,216	11,216	0

* Includes common stock issuable upon conversion of Chesapeake’s 5.00% Cumulative Convertible Preferred Stock (Series 2005) at conversion rate of 3.8811 shares of common stock per share of preferred stock.

(1)

The number of shares of Common Stock indicated to be beneficially owned after completion of the offering includes shares issuable within 60 days of the date hereof upon conversion of convertible securities.

4